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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2003 (except with respect to note 15, which is as at March 28, 2003), with respect to the consolidated financial statements and the related financial statement schedule of GSI Lumonics Inc. included in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-104138) of GSLI Corp for the registration of 40,790,130 shares of its common stock.


Ottawa, Canada                             Ernst & Young LLP,
May 14, 2003                               Chartered Accountants